Exhibit 10.90

THIS ADDENDUM No. 1 is made this 28th day of September 2018 BETWEEN:

(1) SEANERGY MANAGEMENT CORP., a corporation organized and existing under the laws of the Marshall Islands, having its executive office at 154 Vouliagmenis Avenue, 16674 Glyfada, Greece (hereinafter called the "BUYER"); and

(2) HYUNDAI MATERIALS CORPORATION, a corporation organized and existing under the laws of Korea, having its principal office at 9F Shın-An Bldg., 512, Teheran-ro, Gangnam-gu, Seoul 06179, Korea (hereinafter called the "BUILDER").

WHEREAS:

(A)
The BUYER and the BUILDER have entered into a SALE AND PURCHASE AGREEMENT dated 19th September 2018 for the sale by the BUILDER and the purchase by the BUYER of exhaust gas cleaning systems (together referred to as the "Agreement") for the following vessels in accordance with the terms and conditions of the Agreement:

•	MV Lordship, IMO no. 9519066 ("MV Lordship")
•	MV Championship, IMO no. 9403516 ("MV Championship")
•	MV Partnership, IMO no. 9597848 ("MV Partnership")
•	MV Squireship, IMO no. 9391646 ("MV Squireship")
•	MV Premiership, IMO no. 9398747 ("MV Premiership")
•	MV Geniuship, IMO no. 9398759 ("MV Geniuship")
•	MV Knightship, IMO no. 9507893 ("MV Knightship")
•	Tbn MV Fellowship (currently CPO Oceania), IMO no. 9522099 ("MV Fellowship")

(B)
It has been agreed between the BUYER and the BUILDER that with respect to the MV Championship in particular a separate sale and purchase agreement be entered into with substantially the same terms and conditions of the Agreement and that all references to the MV Championship be deleted from the Agreement accordingly; and

(C)
On page 2 of the Agreement at the Recital it is erroneously provided that the BUYER is existing under the laws of "England" and it should be stated that the BUYER's jurisdiction is the "Marshall Islands".

IT IS NOW THEREFORE AGREED BETWEEN THE PARTIES AS FOLLOWS:

With effect as of the execution (signing) of this Addendum No. 1 and the execution of a separate agreement of even date herewith between the Builder and the Buyer's designee for the one exhaust gas cleaning system substantially on the same terms and conditions as in the Agreement:

A.	all references to the MV Championship be and are hereby deleted from the Agreement;
B.	That the reference to the BUYER's jurisdiction is amended to read "Marshall Islands" on page 2 of the Agreement at the Recital;
C.	This Addendum No. 1 shall be governed by the laws of England and shall be subject to the arbitration procedure as set out in Article XV of the Agreement, as though it was set out herein.
D.	Save as set out herein in this Addendum No. 1, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 1 to be executed as deed by their duly authorised representatives on the date written above.

EXECUTED as a DEED by Stylianos Psyllakis for and on behalf of SEANERGY MANAGEMENT CORP.	) ) ) )	/s/ Stylianos Psyllakis

EXECUTED as a DEED By Cho, Wook Je for and on behalf of HYUNDAI MATERIALS CORPORATION	) ) ) )	/s/ Cho, Wook Je